                                                                    EXHIBIT 10.9

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     This STOCK PURCHASE AGREEMENT ("Agreement") is made and effective as of December 31, 2000 (the "Effective Date") by and among Fechtor, Detwiler, Mitchell & Co., a Delaware corporation ("Purchaser"), on the one hand, and K. & S., Inc., a Massachusetts corporation (the "Company"), and Kenneth M. King, an individual, and Kerry King, an individual (collectively, the "Shareholders"), on the other hand, and is made with reference to the following:

     A. The issued and outstanding shares of the Company consist of 50 shares of common stock (the "Shares"), all of which shares are owned of record and beneficially by Shareholders.

     B. The Company owns and operates a specialist business on the Boston Stock Exchange (the "Business").

     C. All in accordance with the terms and conditions set forth herein, Shareholders desire to sell all of the Shares and Purchaser desires to purchase all of the Shares.

     D. As an essential inducement for Purchaser to enter into this Agreement, Shareholders have agreed to (i) make certain representations, warranties and covenants regarding certain stock, assets and property to be transferred to Purchaser, as well as other related matters, and (ii) provide Purchaser with certain indemnification rights with respect to such representations, warranties and covenants.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                                 TRANSACTIONS
                                 ------------

     1.1 Purchase and Sale. Subject to the terms of this Agreement, on the
         -----------------
Closing Date (as hereinafter defined) Purchaser shall buy and Shareholders shall sell, transfer, convey and assign to Purchaser the Shares held by Shareholders, constituting all of the outstanding shares of the Company.

          1.1.1  Employment Agreement. On the Closing Date and effective as of
                 --------------------
the Effective Date (as hereinafter defined), Purchaser and the Company shall enter into a three-year employment agreement with Kenneth M. King, substantially in the form attached hereto as Exhibit "A" and by this reference incorporated
                               -----------
herein (the "Employment Agreement"). Without limitation, the Employment Agreement shall provide for an annual right on the part of the Company to extend the term of such Employment Agreement for a one-year period beginning on the third anniversary of the Effective Date and shall provide for non-competition by Kenneth M. King with the Company as provided therein.

     1.2 Purchase Price.
         --------------

          1.2.1  Base Purchase Price of Shares. Without affecting the amounts
                 -----------------------------
payable pursuant to the Employment Agreement, the purchase price for the Shares (the "Purchase Price"), shall be payable by Purchaser's delivery on the Closing Date of the following:

               a. A cashier's check or wire transfer from Purchaser to Kenneth King in the amount of ONE MILLION FIFTY THOUSAND DOLLARS ($1,050,000) plus interest thereon at six percent (6%) per annum from the Effective Date to the closing;

               b. A cashier's check or wire transfer from Purchaser to Kerry King in the amount of ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000) plus interest thereon at six percent (6%) per annum from the Effective Date to the closing;

               c. Purchaser's promissory note ("Promissory Note") in the principal amount of THREE HUNDRED THOUSAND DOLLARS ($300,000) in the form attached hereto as Exhibit "B". Such note shall bear variable interest at the
                   -----------
Prime Interest Rate as quoted in The Wall Street Journal from time to time
                                 -----------------------
payable in two equal annual installments of principal plus accrued interest on the first and second anniversaries of the Effective Date;

               d. Certificate(s) for 100,000 shares of Purchaser's fully paid and nonassessable Common Stock (the "FEDM Shares"); and

               e. A ten-year Option to Kenneth King to purchase 200,000 shares of Purchaser's fully paid and nonassessable Common Stock exercisable at the closing price per share of Purchaser's Common Stock on the trading day immediately preceding the Effective Date (the "FEDM Option"). The FEDM Option shall vest in equal installments over three years following the Effective Date in accordance with its terms and shall be in the form attached hereto as Exhibit
                                                                         -------
"C".
---

          1.2.2  Adjustments. Notwithstanding the provisions of Section 6.2
                 -----------
below, Purchaser may elect, in Purchaser's sole discretion, to waive any failure to pay prior to the Closing Date any or all of the liabilities of the Company as of the Effective Date, and the Purchase Price shall be reduced, on a dollar-for-dollar basis, to the extent of the value of such liabilities by a reduction in the amount of the cash portion of the Purchase Price. The cash portion of the Purchase Price shall be increased in like fashion for any cash constituting as asset of the Company on the Effective Date and remaining as asset of the Company following the Closing Date.

     1.3 Lease of Boston Stock Exchange Seats.
         ------------------------------------

          1.3.1  Mechanics of Lease transaction. In connection with the sale of
                 ------------------------------
stock effected hereby, Shareholders shall lease to the Company, and the Company shall lease from Shareholders for so long as the Company elects to do so, two
(2) seats on the Boston Stock Exchange ("BSE") owned individually by Shareholders pursuant to Leases in form attached hereto as Exhibit "D" (the
                                                           -----------
"Leases").

          1.3.2  Lease Consideration. Without limiting the foregoing, Purchaser
                 -------------------
shall pay to Shareholders in consideration for the rights transferred under the Leases the amount of annual dues to the BSE required to maintain ownership of such seats.

                                   ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     2.1 Shareholders. Shareholders hereby jointly and severally represent and
         ------------
warrant to Purchaser as follows:

          2.1.1  Title.
                 -----

               a. Shares.
                  ------

                    (i) The authorized capital of the Company consists solely of 100 shares, of which 50 shares are issued and outstanding and are owned of record and beneficially by Shareholders. All of the issued and outstanding Shares are duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. The transfer of the Shares to be transferred to Purchaser pursuant to this Agreement, when transferred in accordance herewith, will be in compliance with all applicable federal and state securities laws. Except for the transactions expressly contemplated by this Agreement, (i) there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company, Shareholders or any other person or entity of any shares of the capital stock of the Company, and (ii) there is no agreement or understanding between any persons and/or entities which affects or relates to the voting or giving of written consents with respect to any security or by a director or shareholder of the Company.

                    (ii) Shareholders have good and marketable title, as sole owners, to all of the Shares to be transferred by Shareholders to Purchaser pursuant to this Agreement and the Shares constitute all outstanding equity securities of the Company.

               b. Assets. The Company has good and marketable title, as sole
                  ------
owner, to all of the assets used in connection with the Business (such other assets are further defined on Schedule 2.1.1B attached hereto and are referred
                              ---------------
to herein as the "Assets"). The Assets shall specifically exclude all cash, cash
                                                          -------
equivalents, accounts receivable.

               c. No Liens. All of (i) the Shares to be transferred to Purchaser
                  --------
pursuant to this Agreement, and (ii) the Assets are (or will be, as of the Effective Date) free and clear of any and all liens, mortgages, pledges, security interests, conditional sales or title retention agreements, assessments, covenants, commitments or any other encumbrances of any nature, except as otherwise noted on Schedule 2.1.1C attached hereto, all of which liens
                             ---------------
and encumbrances shall be extinguished and released as of the Effective Date. When the Shares are delivered and paid for pursuant to the terms of this Agreement, Purchaser will have good and marketable title to the Shares, free and clear of any and all adverse claims.

          2.1.2  No Contravention of Laws. The execution, delivery and
                 ------------------------
performance by Shareholders of this Agreement and the consummation of the transactions contemplated hereby will not cause Shareholders or the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, or
(iii) any order, writ, judgment, injunction, decree, determination or award to which Shareholders, the Company or any of the Shares or Assets are subject.

          2.1.3  Good Standing. The Company (i) is a corporation duly organized,
                 -------------
validly existing and in good standing under the laws of the State of Massachusetts, (ii) has the corporate power to own its property and to carry on its business as now being conducted and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

          2.1.4  Binding Agreement. This Agreement constitutes the valid and
                 -----------------
legally binding obligation of the Company and Shareholders, and is enforceable in accordance with its terms. Shareholders have full power, authority and legal right and capacity to execute and deliver this Agreement, to transfer such Shareholder's right, title and interest in the Shares and the Assets and to perform and observe the terms and conditions hereof.

          2.1.5  No Conflict. No provision of any mortgage, indenture, contract,
                 -----------
agreement or other commitment binding on the Company, the Assets, Shareholders or any of the Shares or affecting the Company, the Assets, Shareholders or any of the Shares in any way (collectively, the "Obligations," a list of which is attached hereto as Schedule 2.1.5), conflicts with, or in any way prevents or
                   --------------
threatens to prevent, the execution, delivery or performance of this Agreement by the Company or Shareholders (including, without limitation, the transfer of any of the Shares to Purchaser). No event of default (or event which, with the passing of time or the giving of notice, or both, would constitute such an event of default) exists under any Obligation, and the execution, delivery and performance of this Agreement by the Company or Shareholders (including, without limitation, the transfer of any of the Shares to Purchaser) will not result, or threaten to result, in such an event of default or any basis for any claim of such an event of default. All Obligations affecting any of the Shares or the Assets existing as of the Effective Date shall be paid or otherwise satisfied at or prior to the Closing Date.

          2.1.6  Compliance with Charter Documents and Laws. The Articles of
                 ------------------------------------------
Incorporation and Bylaws of the Company, as amended and intended to be in effect on the Closing Date, are attached hereto as Schedules 2.1.6A and 2.1.6B. The
                                            --------- ------     ------
Company has complied with and is not in violation of the following: (a) any material term or provision of its Articles of Incorporation or Bylaws or any resolutions adopted by its Board of Directors or shareholders; and (b) applicable federal, state or local statutes, laws and regulations (including, without limitation, (i) any applicable environmental, health, building, zoning, employment, occupational safety or other law, ordinance or regulation, and (ii) any laws, ordinances or regulations (including, without limitation, regulations of the BSE, the National Association of Securities Dealers ("NASD"), the Securities and Exchange Commission ("SEC")) affecting the business, properties, assets or operation of a specialist business affecting the Company, the Assets, and/or the operation of the Business. All reports required to be filed by the Company with the BSE, NASD or SEC or any other regulatory agency in respect of the Business have been duly filed and copies thereof for the past five years are attached as Schedule 2.1.6C.
            ---------------

          2.1.7  Other Approvals. Any and all consents, approvals,
                 ---------------
authorizations and ratifications required by the Company or Shareholders under all applicable laws, regulations and agreements in order to execute, deliver and perform under this Agreement (including the consummation of all transactions contemplated hereby) are set forth on Schedule 2.1.7. All consents, approvals,
                                      --------------
authorizations and ratifications set forth on Schedule 2.1.7 have been or will
                                              --------------
be obtained prior to the Closing Date.

          2.1.8  Brokers or Finders. No person has or, as a result of the
                 ------------------
transactions contemplated hereby, will have, directly or indirectly, any valid claim against or upon the Company, Shareholders, Purchaser or any of the Shares or the Assets for any compensation as a finder, broker or agent, or in any similar capacity with respect to the transactions contemplated hereby.

          2.1.9  Financial Information. Schedule 2.1.9A to this Agreement
                 ---------------------  ---------------
contains balance sheets of the Company as of September 30, 2000 and December 31, 2000, and related statements of income for the twelve months ended September 30, 2000 and the three months ended December 31, 2000 (the financial statements contained in Schedule 2.1.9A are referred to as the "Financial Statements" and
             ---------------
December 31, 2000 is referred to as the "Financial Statement Date").

               a. Preparation of Financial Statements. All of the Financial
                  -----------------------------------
Statements have been prepared in accordance with the books and records of the Company on a consistent basis. The Financial Statements fairly present the financial position of the Company as of the respective dates for balance sheets and for the periods indicated for the statements of income. There are no liabilities of the Company, contingent or otherwise, except as set forth on the Financial Statements. The Financial Statements do not contain any untrue statement of material fact or omit or fail to state any material fact necessary to make the Financial Statements not misleading to an entity contemplating the acquisition of either (i) the Shares, the Assets, or any portion thereof, or
(ii) the Business.

               b. Financial Statement Schedules. To the extent that a specific
                  -----------------------------
and descriptive reference thereto is not made on Schedule 2.1.9A, a true,
                                                 ---------------
correct and complete list of any and all contracts, leases, agreements and other obligations of the Company which have not been fully performed as of the Effective Date is set forth on Schedule 2.1.9B, which Schedule includes the
                               ---------------
identity of the parties involved, the nature of the obligations of the Company thereunder and the assets which have been committed to the fulfillment of such obligations.

          2.1.10 Maintenance of Financial Condition.  Except as set forth on
Schedule 2.1.10, since the Financial Statement Date, there has not been:
---------------

               a. Any change in the condition or title of the Company, the Business, the Assets or any of the Shares except changes in the ordinary course of business, none of which (individually or in the aggregate) has been materially adverse;

               b. Any change in the compensation or benefits of, or any bonuses paid or promised to, any employees, officers or directors of the Company;

               c. The loss of any vendor to the Company whose services could not easily be replaced at substantially the same costs;

               d. Any declaration of any dividend or other distribution to any shareholder or other holder of any beneficial interest in the Company; or

               e. Any other occurrence, event or condition of any similar or dissimilar character which has materially adversely affected, or may materially adversely affect (individually or in the aggregate), the Company or the Business.

          2.1.11 Good Condition and Sufficiency. The assets used in the Business
                 ------------------------------
(including, without limitation, the Assets) are in good operating condition and repair (subject to ordinary wear and tear) and are adequate and sufficient for use in the ordinary course of business. The Assets are the only assets reasonably necessary or advisable for the conduct of the Business as such business is presently conducted. The Assets have been properly maintained and have been repaired or replaced when necessary.

          2.1.12 Insurance. The Company, the Business and the Assets are each
                 ---------
covered by insurance policies in commercially reasonable amount and with commercially reasonable terms and provisions. Such insurance policies, each of which is listed and summarized on Schedule 2.1.12, shall remain binding and in
                                  ---------------
full force and effect through the Closing Date and otherwise in accordance with their respective provisions. Schedule 2.1.12 also includes a list of all
                              ---------------
liability insurance coverage maintained with respect to the Company, the Business and the Assets during any part of the last five years, including the name of the insuring entity and policy number as well as the amount of insurance coverage.

          2.1.13 Litigation. Except as provided on Schedule 2.1.13, there is no
                 ----------                        ---------------
legal, administrative or arbitration proceeding ("Proceeding") pending or threatened against or affecting the Company, the Business, the Assets, any of the Shares or Shareholders in any court or before any governmental entity or authority. Except as provided on Schedule 2.1.13, there is no outstanding
                                  ---------------
judgment, order, writ, injunction or decree of any court, governmental agency, authority or arbitration tribunal against or affecting the Company, the Business, the Assets, any of the Shares or Shareholders. Except as set forth on Schedule 2.1.13, there exists no basis for any Proceeding against or
   ---------------
affecting the Company, the Business, the Assets, any of the Shares or Shareholders including, without limitation, any condition which, if revealed to all interested parties, would give rise to a Proceeding.

          2.1.14 Licenses. The Company  possesses from the appropriate
                 --------
governmental body (including, without limitation, the BSE, NASD, and the SEC) all licenses, permits, authorizations, approvals and rights ("Licenses") as are necessary for such entity to engage in the Business as such business is currently conducted. Lists of all Licenses currently held by the Company and required in the operation of the Business, including their respective expiration dates and any conditions to their validity, are set forth on Schedule 2.1.14,
                                                             ---------------
attached hereto. All such Licenses have been lawfully and validly issued and are in full force and effect. No violation of such Licenses has been recorded and there is no pending or threatened proceeding that may revoke or limit any or all of them. Licenses with respect to the Business shall continue in full force and effect through the Closing Date; moreover, Licenses with respect to the Business constitute Assets and shall be transferred to Purchaser through the purchase of the Shares by or as of the Effective Date without interruption.

          2.1.15 Patents, Trademarks, Service Marks, Logos and Trade Names. All
                 ---------------------------------------------------------
of the patents, trademarks, service marks, logos and trade names which are currently being used in the operation of the Business, which are listed on Schedule 2.1.15 attached hereto
                                               ---------------
are valid, in good standing and free and clear of all liens and encumbrances of any nature whatsoever, and have not been (a) challenged in any way or (b) involved in any interference claim or proceeding. Operation of the Business in the ordinary course will not involve infringement or claimed infringement of any issued or applied-for United States patent or trademark and are in the name of the Company.

          2.1.16 Third Parties. The Business operating in the ordinary course,
                 -------------
(a) does not, and will not as of the Closing Date, infringe upon or violate any rights of any third party, and (b) does not, and will not as of the Closing Date, violate any right of privacy or any personal or proprietary right.

          2.1.17 Taxes. The Company and Shareholders have filed, on a timely
                 -----
basis, (or will file within the time required by this Agreement) all tax returns, reports and declarations required to be filed for all periods prior to, and those periods including, the Effective Date. Federal and state tax returns for the prior three fiscal years for the Company are attached hereto as Schedules 2.1.17A, 2.1.17B and 2.1.17C, respectively. No time in which to file
--------- -------  -------     -------
any such unfiled returns, reports or declarations has been extended. The Company and Shareholders have each paid, at the time and in the manner required, and where payment is not yet due have accrued on their respective balance sheets, all taxes for all periods prior to and those periods including the Effective Date. All taxes shown to be due on any returns, reports and declarations have been paid, and neither the Company nor Shareholders are delinquent in the payment of any tax, estimated tax, assessment or governmental charge payable by or on behalf of such party. There is no tax audit of any kind pending or threatened against the Company or Shareholders nor has a claim for assessment, proposed assessment or collection of any tax been received or threatened. Neither the Company nor Shareholders have any outstanding agreement or waiver extending or waiving any statute of limitations with respect to the collection or assessment of any tax, nor will such an agreement be entered into prior to the Closing Date. There are no tax liens on any portion of the Shares, the Business or the Assets. For purposes of this Agreement, the term "tax" shall include all federal, state, local, foreign or other governmental income, franchise, gross-receipts, property, sales, use, transfer, excise, employment, and other taxes of any nature whatsoever including, without limitation, all interest, penalties, fines, assessments and deficiencies relating thereto.

          2.1.18 Environmental Matters. Except as set forth on Schedule 2.1.18
                 ---------------------                         ---------------
hereto, neither the Company, the Business nor the Assets, nor any portion of any of the foregoing, have been associated with any spill, disposal, storage, discharge or release of any Hazardous Materials (as hereinafter defined) into or upon or over any real property or into or upon ground or surface water. Neither the Assets nor the Business includes any asbestos-containing materials nor do they include any electrical transformer, fluorescent light fixture with ballasts or other equipment containing polychlorinated biphenyls or any underground storage tanks. As used herein, the term "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated by any local government authority, the Commonwealth of Massachusetts or the government of the United States of America.

          2.1.19 Employees. Schedules of all current employees for the Company,
                 ---------
their current rates of compensation (and any other remuneration of any kind) and benefits and date of last compensation increase, any accrued vacation and all compensation, benefits and bonuses paid (i) from October 1, 1999 to September 30, 2000 and (ii) since October 1, 2000 are attached hereto as Schedule 2.1.19. Except as set forth on Schedule
                            ---------------                         --------
2.1.19, there has been no hiring of new employees or termination of existing
------
employees since September 30, 2000. All contracts and relationships between the Company and its current or former officers, directors, principals, employees or consultants who are or were employed or otherwise compensated in connection with activities of the Company ("Employees") are and have been in full compliance with law and are terminable at-will. None of the Employees belong to a union, and the Company is not bound, in any way, by any collective bargaining agreements or consent decrees involving the Employees. Except for the benefits set forth on Schedule 2.1.19, on the Closing Date, there shall be outstanding as
             ---------------
of the Effective Date no liabilities, obligations, expenses or commitments in respect of any Employees including, without limitation, any liabilities or obligations relating to any employee benefit plans, pension plans, welfare benefit plans, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, profit-sharing, deferred compensation, severance, bonus, stock purchase, stock ownership or other compensation plans or arrangements, accrued but unpaid vacation, sick-leave or personal time, or any other liabilities, whether similar or dissimilar to the foregoing unless Purchaser and Shareholders shall have agreed to the contrary, in which event Shareholders shall deposit with Purchaser on or before the Closing Date amounts in cash necessary to fund any such liability or obligation outstanding as of the Effective Date. Copies of any of the foregoing plans are attached, as appropriate, to Schedule 2.1.19. Neither the Company nor any
                             ---------------
Related Party ("Related Party" means any company, trade or business, whether or not incorporated, which is considered a single employer with the Company under
Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) has sponsored, been obligated to contribute to, terminated or withdrawn from any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) which is a multi-employer plan (as defined in Section 3(37) of ERISA), and neither the Company nor any Related Party has incurred any withdrawal liability (as defined in Section 4201 of ERISA) with respect to any multi-employer plan, and no such withdrawal liability will result from this Agreement or the consummation of any of the transactions contemplated hereby. No liability under Title IV of ERISA which has not been satisfied has been incurred by the Company or by any Related Party with respect to an employee pension benefit plan (within the meaning of Section 3(2) of ERISA), and no proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan pursuant to Title IV of ERISA have been instituted or threatened under which the Company or any Related Party could have any present or future liability. Neither the Company nor any member of a group described in Internal Revenue Code (the "Code") Sections 414(b), (c), (m), (n) or (o) which includes the Company has violated the requirements of Code Section 4980B or Sections 601, et seq. of
                                                                 ------
ERISA.

          2.1.20  Investment Representations. Shareholders acknowledge that the
                  --------------------------
Promissory Note, the FEDM Shares and the FEDM Option to be transferred to Shareholders pursuant to this Agreement (i) constitute "securities" under federal and applicable state securities laws, (ii) will be unregistered as such, and (iii) are being transferred in reliance upon exemptions from registration based, in part, upon Shareholders' representations contained herein. Shareholders are acquiring such securities for their own account and not with a view to, or for sale in connection with, any distribution thereof. Shareholders acknowledge that such securities may not be sold or transferred unless such sale or transfer is registered or qualified with the appropriate securities authorities or unless an opinion of counsel, satisfactory to Purchaser is rendered which states that such sale or transfer is exempt from registration and qualification.

Shareholders further acknowledge that they have had an opportunity to review the reports filed by Purchaser with the SEC and that they have had an opportunity to ask questions of members of senior management of Purchaser about its business and prospects. Shareholders each constitute an "Accredited Investor" as that term is defined in regulations promulgated by the SEC.

          2.1.21 Disclosure. No representation, warranty or covenant by the
                 ----------
Company or any Shareholders contained in this Agreement, or in any schedule, exhibit, statement or certificate furnished, or to be furnished, to Purchaser by the Company or Shareholders pursuant to this Agreement or in connection with the transactions contemplated herein, contains or will contain any untrue or misleading statement of any material fact, or omits or will omit, or fail to state any material fact necessary to make any such representation, warranty or covenant not misleading to a prospective purchaser of any of the Shares, the Assets, the Business or any portion of the foregoing.

     2.2 Purchaser. Purchaser hereby represents and warrants to Shareholders as
         ---------
follows:

          2.2.1  Good Standing. Purchaser (a) is a corporation duly organized,
                 -------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

          2.2.2  Binding Agreement. This Agreement constitutes the valid and
                 -----------------
legally binding obligation of Purchaser and is enforceable in accordance with its terms. Purchaser has full power, authority and legal right to execute and deliver this Agreement and to perform and observe the terms and conditions hereof, all of which has been fully authorized by all necessary and proper corporate actions of Purchaser.

          2.2.3  No Conflict. No provision of any mortgage, indenture, contract,
                 -----------
agreement or other commitment binding on Purchaser or affecting Purchaser in any material way conflicts with, or in any way prevents, the execution, delivery or performance of this Agreement by Purchaser.

          2.2.4  Compliance with Charter Documents and Laws. Purchaser has
                 ------------------------------------------
complied with and is not in violation of, nor will the execution of this Agreement or the consummation of the transactions contemplated hereby fail to comply with or cause a violation of, the following: (a) any material term or provision of its Articles of Incorporation or Bylaws or any resolutions adopted by its board of directors or shareholders; and (b) applicable federal, state or local statutes, laws and regulations.

          2.2.5  SEC Reports. All of Purchaser's reports filed with the SEC were
                 -----------
true and correct in all material respects at the time they were filed.

          2.2.6  FEDM Shares. The FEDM Shares and the shares issuable upon
                 -----------
exercise of the FEDM Option, when issued, will be duly and validly authorized and issued, fully paid and nonassessable, and, based in part upon the representations of Shareholders in this Agreement, will be issued in compliance with federal and state securities laws.

          2.2.7  Investment Representations. Purchaser acknowledges that the
                 --------------------------
Shares to be transferred to Purchaser pursuant to this Agreement (i) constitute "securities" under federal and applicable state securities laws, (ii) will be unregistered as such, and (iii) are being transferred in reliance upon exemptions from registration based, in part, upon Purchaser's representations contained herein. Purchaser is acquiring such securities for its own account and not with a view to, or for sale in connection with, any distribution thereof. Purchaser acknowledges that such securities may not be sold or transferred unless such sale or transfer is registered or qualified with the appropriate securities authorities or unless an opinion of counsel, satisfactory to the Company is rendered which states that such sale or transfer is exempt from registration and qualification.

          2.2.8  Disclosure. No representation, warranty or covenant by
                 ----------
Purchaser contained in this Agreement, or in any schedule, exhibit, statement or certificate furnished, or to be furnished, to Shareholders by Purchaser pursuant to this Agreement or in connection with the transactions contemplated herein, contains or will contain any untrue or misleading statement of any material fact, or omits or will omit, or fail to state any material fact necessary to make any such representation, warranty or covenant contained herein not misleading to Shareholders.

     2.3 Survival of Representations and Warranties. The representations and
         ------------------------------------------
warranties of each party contained herein shall continue and be true and correct on and as of the Closing Date and shall survive the consummation of the transactions contemplated herein.

                                   ARTICLE 3

                            ACCESS AND INFORMATION
                            ----------------------

     Purchaser and its officers, directors, employees, counsel and other authorized representatives, throughout the period prior to the Closing Date, shall be provided with reasonable access (during normal business hours and without undue interference with normal business activities) to the Assets and to any other property, books and records relating to the Company, the Business, any of the Shares and Shareholders for the purpose of facilitating a due diligence review thereof by Purchaser. Purchaser agrees to exercise its commercially reasonable best efforts to cause any information obtained as a result to be treated as confidential. Notwithstanding Purchaser's rights and the obligations of any other party hereunder, Purchaser may or may not conduct such investigations and/or review such information and the provisions of this
Article 3 shall in no way be deemed to lessen Purchaser's entitlement to rely on the representations and warranties of any other party contained herein; rather, Purchaser is, and shall continue to be, entitled to rely absolutely on such representations and warranties.

                                   ARTICLE 4

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

     4.1 Conditions to Obligations of Purchaser. The obligations of Purchaser
         --------------------------------------
under this Agreement are, at the option of Purchaser (in its sole and absolute discretion), subject to the following conditions precedent:

          4.1.1 All consents required in order for the transfer to Purchaser of good title to any or all of the Shares shall have been obtained and such transfer shall be in accordance with all applicable laws and regulations (including applicable regulatory and licensing approvals);

          4.1.2 Purchaser shall have obtained the authorized approval from the Purchaser's Board of Directors to proceed with the transactions contemplated by this Agreement;

          4.1.3 Between the Financial Statement Date and the Closing Date, there shall have been no materially adverse change in the condition or title of the Company, the Business, the Assets or any of the Shares, except changes in the ordinary course of business, none of which has been materially adverse;

          4.1.4  Purchaser's investigations and review, if any, pursuant to
Article 3 hereof shall not have revealed any information which materially and adversely reflects upon the Company, the Business, Shareholders or any of the Shares;

          4.1.5 All parties to this Agreement, other than Purchaser shall have taken all requisite action for the valid performance of this Agreement, including the transfer of the Shares to Purchaser, lien-free and in the condition otherwise required herein;

          4.1.6 Purchaser shall have received an executed form of Release of Financing Statement on Form UCC-2, or such other form of release reasonably acceptable to Purchaser, for each lien or other encumbrance shown on Schedule
                                                                     --------
2.1.1C hereto, and such form(s) of release shall, in the reasonable opinion of
------
Purchaser, effect a complete release thereof (collectively, the "Executed Releases");

          4.1.7 All representations and warranties of parties to this Agreement other than Purchaser shall be true and correct in all material respects as of the Closing Date;

          4.1.8 No covenant of a party to this Agreement other than Purchaser shall be in default nor shall a default be threatened with solely the passing of time, the giving of notice, or both; and

          4.1.9 No impediments shall exist or be threatened with respect to the execution, delivery and performance by the parties to the Employment Agreement other than Purchaser.

     4.2 Conditions to Obligations of Parties other than Purchaser. The
         --------------------------------------------------------
obligations of Shareholders under this Agreement are, at the option of Shareholders (in their sole discretion), subject to the following conditions:

          4.2.1 Purchaser shall have taken all requisite corporate action for the valid performance of this Agreement;

          4.2.2 Purchaser's representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date; and

          4.2.3 Purchaser shall have made the following grants to the named individuals pursuant to Purchaser's 2000 Omnibus Equity Incentive Plan:

               a. Kerry King - options to purchase 65,000 shares of Purchaser Common Stock on the same terms provided in Paragraph 1.2.1.d;

               b. Keith King - options to purchase 27,000 shares of Purchaser Common Stock on the same terms provided in Paragraph 1.2.1.d;

               c. Christine Keenan - options to purchase 27,000 shares of Purchaser Common Stock on the same terms provided in Paragraph 1.2.1.d; and

               d. Domenic Galluzzo - options to purchase 13,000 shares of Purchaser Common Stock on the same terms provided in Paragraph 1.2.1.d.

     4.3  Impossibility. If, except as otherwise provided in this Agreement, any
          -------------
of the parties shall be prevented from closing, completing or proceeding with any of the transactions contemplated herein for any cause beyond the reasonable power and control of that party, Shareholders, if the impossibility is on the part of Purchaser, or Purchaser, if the impossibility is on the part of Shareholders, may elect to (i) accept a partial performance as dictated by the circumstance, or (ii) terminate this Agreement in lieu of any other remedy.

                                   ARTICLE 5

                                    CLOSING
                                    -------

     5.1  Time and Place. The transactions provided for herein shall be
          --------------
consummated at 10:00 a.m. on January 17, 2001, or such other date and time as the parties may agree (the "Closing Date"), at the offices of Purchaser, located at 225 Franklin Street, 20/th/ Floor, Boston, Massachusetts, or such other location as the parties may agree, effective for all purposes as of the Effective Date.

     5.2  Actions and Deliveries. On the Closing Date, the following actions and
          ----------------------
deliveries shall take place:

          5.2.1  Delivery by Parties other than Purchaser.The parties other than
                 ----------------------------------------
Purchaser shall deliver to Purchaser the following:

                 a. a Certificate executed by Shareholders and dated as of the Closing Date to the effect that the representations and warranties contained herein are true and correct as of the Closing Date;

                 b.   the Executed Releases;

                 c. certificates representing the Shares to be transferred by Shareholders to Purchaser, together with duly executed and appropriate Assignments Separate from Certificate transferring title to such Shares to Purchaser;

                 d.   the Employment Agreement executed by Kenneth M. King;

                 e.   the Leases executed by Shareholders;

                 f. Resignations of each of the officers and directors of the Company; and

                 g. Such other documents as are necessary to effect the intent of this Agreement and confirm the performance by Shareholders of their obligations hereunder (including Schedules revised as of the Effective Date) as Purchaser may reasonably request.

          5.2.2  Delivery by Purchaser. Purchaser shall deliver to Shareholders
                 ---------------------
the following:

                 a. A cashier's check (or wire transfer) in the amount of the cash portion of the Purchase Price payable to Shareholders;

                 b.   the Promissory Note;

                 c.   the FEDM Shares;

                 d.   the FEDM Option;

                 e. writings evidencing the grants of Purchaser options called for by Paragraph 4.2.3;

                 f. a certificate executed by the President of Purchaser and dated as of the Closing Date to the effect that the representations and warranties of Purchaser and contained herein are true and correct as of the Closing Date;

                 g. the Employment Agreement executed by the Chairman of the Company;

                 h.   the Leases executed by the Chairman of the Company; and

                 i. such other documents as are necessary to effect the intent of this Agreement and confirm the performance by Purchaser of its obligations hereunder as any party other than Purchaser may reasonably request.

     5.3  Further Acts. On the Closing Date, Shareholders shall deliver to
          ------------
Purchaser such bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and assignment, reasonably satisfactory in form and substance to Purchaser and its counsel, as shall be effective to vest in Purchaser all right, title and interest in and to each of the Shares. Simultaneously with such delivery, Shareholders shall take all additional steps as may be reasonably necessary to put Purchaser into full possession, enjoyment and operating control of each of the Shares, the Company, the Business and the Assets. It is understood that the transactions contemplated by this Agreement, when closed, shall be effective as of the Effective Date and that any transactions not fully completed and conducted as of 8:00 a.m. local time on the Effective Date shall be for the account of Purchaser.

     5.4  Simultaneous Transactions and Duration of Closing. All transactions on
          -------------------------------------------------
the Closing Date shall be deemed to have taken place simultaneously, and no transaction shall be deemed to have been completed until all transactions are completed and all documents delivered.

                                   ARTICLE 6

                          OBLIGATIONS BEFORE CLOSING
                          --------------------------

     6.1 Conduct of Business in Normal Course. From the Effective Date of this
         ------------------------------------
Agreement until the Closing Date, each of the Company and Shareholders shall carry on the Business diligently and in substantially the same manner as it previously has been carried on, and shall not make or institute any unusual or novel methods of purchase, sale, lease, commitment, management, accounting or operation that will vary materially from the methods used by it as of the date of this Agreement. Without limiting the generality of the foregoing, the Company shall not make any distribution to Shareholders other than a distribution representing cash, cash equivalents and accounts receivable as of the Effective Date, which shall not constitute assets of the Company as of the Closing Date.

     6.2 Full Payment of Liabilities. Shareholders covenant that any and all
         ---------------------------
liabilities of the Company and the Business existing as of the Effective Date shall be paid in full at or prior to the Closing Date (including, as of the date of such returns, without limitation, taxes which may be shown as payable pursuant to stub period returns prepared with respect to the Company pursuant to Paragraph 8.1.2 below) and any and all liens, claims and encumbrances affecting the Assets shall be removed to the reasonable satisfaction of Purchaser. Shareholders shall not incur any liability on behalf of the Company from and after the Effective Date other than in the ordinary course of business.

     6.3 Preservation of Business and Relationships. The Company and
         ------------------------------------------
Shareholders shall use their best efforts, without making any commitments on behalf of Purchaser, to preserve its business organization intact, to keep available to its business its present Employees, and to preserve its present relationships with customers and others having business relationships with it.

     6.4 Existing Agreements. The Company and Shareholders shall not modify,
         -------------------
amend, cancel or terminate any of its existing contracts or agreements, or agree to do any of those acts.

     6.5 Governmental Filings. Shareholders shall cooperate fully with Purchaser
         --------------------
in preparing and filing all information and documents deemed necessary or desirable by Purchaser under any statutes or governmental rules or regulations pertaining to the transactions contemplated by this Agreement.

     6.6 Notice to Purchaser. Shareholders shall give prompt notice to Purchaser
         -------------------
of (a) any notice of, or order or communication relating to, any default or potential default received by Shareholders or of which Shareholders are aware with respect to any Obligation, and (b) any notice or other communication from any third party alleging that the consent of such third party may be required in connection with any of the transactions contemplated by this Agreement.

     6.7 Actions by Shareholders.  Shareholders shall take any and all actions
         -----------------------
which may be reasonably necessary to cause such party to this Agreement to perform its obligations hereunder in a timely and appropriate manner.

     6.8 Maintenance of Confidentiality.  Purchaser shall maintain in confidence
         ------------------------------
the results of its due diligence inquiry and any and all reports generated by third parties in connection therewith.

                                   ARTICLE 7

                                INDEMNIFICATION
                                ---------------
     7.1  Indemnification.
          ---------------

          7.1.1  Shareholders. Shareholders shall indemnify, defend (with
                 ------------
counsel reasonably acceptable to Purchaser and/or the Company, as the case may
be) and hold Purchaser and the Company harmless from and against any and all costs, actions, expenses (including reasonable attorneys' fees), claims, demands and liabilities arising from:

                 a. Any misrepresentation or inaccuracy in, breach or nonperformance of, any warranty, representation, covenant or agreement made by Shareholders in this Agreement; and

                 b. Any acts, events or omissions of Shareholders, the Company or the Business prior to or as of the Closing Date.

          7.1.2  Purchaser. Purchaser shall indemnify, defend (with counsel
                 ---------
reasonably acceptable to Shareholders) and hold Shareholders harmless from and against any and all costs, actions, expenses (including reasonable attorneys' fees), claims, demands and liabilities arising from:

                 a. Any misrepresentation or inaccuracy in, breach or nonperformance of, any warranty, representation, covenant or agreement made by Purchaser in this Agreement; and

                 b. Any acts, events or omissions of Purchaser relating to the Company or the Business after the Closing Date.

          7.1.3  Mutual Cooperation. Each party to this Agreement shall
                 ------------------
cooperate with the other party(ies) in defending claims for which the other party(ies) is/are or may be liable under this Article 7 by giving prompt notice to the other party(ies) of the existence of any such claim and by promptly furnishing such documents and information as may be useful in defense of such claims.

          7.1.4  Offset. Without limitation, Purchaser shall be entitled to
                 ------
offset amounts otherwise payable by Shareholders to Purchaser or the Company pursuant to Paragraph 7.1.1 above against any payments owing from Purchaser to Shareholders under the Promissory Note following the Closing Date provided, however, that Purchaser shall have made such determination to offset in good faith and shall have provided Shareholders 15 days' advance written notice of its intention to make such an offset. If within 15 days after receipt of such notice, Shareholders object to such offset, than the parties shall submit such disagreement to arbitration in accordance with Section 9.5 of this Agreement.

                                   ARTICLE 8

                          TAXES, FEES AND TERMINATION
                          ---------------------------
     8.1  Taxes.
          -----

          8.1.1  Obligation. Any sales, use, transfer or other similar taxes
                 ----------
payable by reason of any of the transactions contemplated herein or hereby including, without limitation, the transfers of the Shares or the Assets shall be paid by Shareholders.

          8.1.2  Stub Period Returns. Within 90 days after the Closing Date,
                 -------------------
Shareholders shall cause to be prepared and delivered to Purchaser, at the expense of Shareholders, tax returns and any related payments, schedules or filings in respect of the Company for the stub period from the most recent fiscal year-end up to and including the Effective Date. All such returns, schedules and filings shall be accurate and shall comply fully with applicable law and regulations and past practice in both form and substance.

     8.2  Fees and Expenses.  Shareholders and Purchaser shall each pay their
          -----------------
respective costs and expenses (including attorneys' fees) incurred or to be incurred in negotiating and preparing this Agreement and in closing and performing the transactions contemplated herein.

     8.3  Termination.  This Agreement may be terminated as follows:
          -----------

          8.3.1  Purchaser. By Purchaser if there is any breach of this
                 ---------
Agreement by a party other than Purchaser or any condition precedent to the obligations of Purchaser hereunder is not satisfied and such condition is not waived by Purchaser on or prior to the Closing Date; or

          8.3.2  Shareholders. By Shareholders if there is a breach of this
                 ------------
Agreement by a party other than Shareholders or the Company or any condition precedent to the obligations of Shareholders hereunder is not satisfied and such condition is not waived by Shareholders on or prior to the Closing Date;

in which case, the party with a right of termination may terminate this Agreement at its option by notice to the other parties. In the event of a termination of this Agreement by any party as above provided due to the default of the other party(ies), such defaulting party(ies) shall be liable to the other parties for damages proximately caused by such default.

                                   ARTICLE 9

                                 MISCELLANEOUS
                                 -------------

     9.1  Warranty of Title. Shareholders' warranty of title contained herein
          -----------------
with respect to the Shares or any portion thereof is hereby made a part of all instruments of transfer by which any of the Shares are transferred to Purchaser.

     9.2  Notices. Any notices or other communications pursuant to this
          -------
Agreement shall be given in writing and shall be deemed to have been given when delivered personally, or three business days after deposit in the United States mail, registered or certified, with proper postage and registration or certification fees prepaid, or one business day after delivery to Federal Express or a similar overnight carrier, addressed to the following:

     IF TO PURCHASER:

          Fechtor, Detwiler, Mitchell & Co.

          225 Franklin Street, 20/th/ Floor
          Boston, Massachusetts 02110
          Attn: Andrew F. Detwiler, President
          Telephone: (617) 747-0159
          Facsimile: (617) 747-0800

     with copies of all notices to Purchaser or the Company to:

          Pillsbury Winthrop LLP
          101 West Broadway, Suite 1800
          San Diego, CA 92101
          Attn:  David R. Snyder, Esq.
          Telephone: (619) 544-3369
          Facsimile: (619) 236-1995

     IF TO SHAREHOLDERS:

          Mr. Kenneth M. King
          Mr. Kerry King
          K. & S., Inc.
          Boston Stock Exchange
          100 Franklin Street
          Boston, Massachusetts 02110
          Telephone: (617) 235-2370
          Facsimile: (617) 235-2200

     with copies of all notices to Shareholders to:

          Hemenway & Barnes, Counselors at Law
          60 State Street
          Boston, MA 02109
          Attn: Frederic J. Marx
          Telephone: (617) 557-9717
          Facsimile: (617) 227-0781

or to such other addresses as may be designated by any of the parties from time to time by written notice given to the other party(ies) in the aforesaid manner.

     9.3  Survival.  The indemnities, agreements and covenants made in this
          --------
Agreement shall survive the Closing Date.

     9.4  Assignment.  This Agreement and all rights pertaining hereto may be
          ----------
assigned by Purchaser at any time before or after the Closing Date; however, any such assignment shall not relieve Purchaser of any responsibility with regard to the payments of Purchaser contemplated by this Agreement.

     9.5  Arbitration.  In the event of any dispute concerning or arising out of
          -----------
this Agreement or any agreement or transaction contemplated hereby, including the Exhibits and Schedules attached hereto, such dispute shall be submitted to binding arbitration. Arbitration proceedings may be commenced by giving the other party(ies) written notice thereof and proceeding thereafter in accordance with the rules and procedures of the American Arbitration Association. This arbitration shall take place before a single arbitrator in Boston, Massachusetts. The arbitration shall be governed by and subject to the applicable laws of the State of Delaware and the then prevailing rules of the American Arbitration Association for the Arbitration of Commercial Disputes. The arbitrator's or arbitrators' award shall be final and binding, and a judgment upon the award may be enforced by any court of competent jurisdiction.

     9.6  Severability. Should any one or more of the provisions of this
          ------------
Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable in any relevant jurisdiction, then such illegal or unenforceable provision shall be modified by the proper court, if possible, but only to the extent necessary to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby; provided, that any such modification shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such determination of illegality or unenforceability is made.

     9.7  Attorneys' Fees. In the event of any suit, action or arbitration to
          ---------------
enforce any of the terms or provisions of this Agreement or arising out of the transactions or agreements contemplated hereby, the prevailing party shall be entitled to its reasonable attorneys' fees and costs. The foregoing entitlement shall also include attorneys' fees and costs of the prevailing party on any appeal of a judgment and for any action to enforce a judgment.

     9.8  Brokerage Commission. Each party shall indemnify and hold harmless the
          --------------------
other parties against any and all losses, costs, damages, expenses (including attorneys' fees) and liabilities whatsoever based upon any commitment by such indemnifying party to pay any brokerage commission by reason of the transactions contemplated herein.

     9.9  Applicable Law. This Agreement and the rights and obligations of the
          --------------
parties hereunder shall be construed under, and governed by, the laws of the State of Delaware without giving effect to conflict of laws provisions.

     9.10 Binding Effect.  The terms and provisions of this Agreement shall be
          --------------
binding upon, and shall inure to the benefit of, the parties hereto and their respective assigns, heirs, representatives and successors.

     9.11 Further Assurances. Each party hereby agrees to execute all such
          ------------------
further instruments and documents and to take all such further action as the other party(ies) may reasonably request in order to give effect to the provisions and purposes of this Agreement.

     9.12 Entire Agreement.  This Agreement, the attached schedules and exhibits
          ----------------
referenced herein, and the instruments, agreements and certificates to be executed and delivered pursuant hereto, constitute the entire understanding of the parties with respect to the subject matter hereof and supersede any and all prior letters, agreements or memorandums of understanding.

     9.13 Waiver, Modification or Cancellation.  Any waiver, modification or
          ------------------------------------
cancellation of any of the provisions of this Agreement shall not be valid unless in writing and signed by the parties hereto.

     9.14 Headings; Terminology.  The various headings or titles used herein are
          ---------------------
for convenience only and shall not affect the interpretation of any of the provisions hereof. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular number shall include the plural, and vice versa.

     9.15 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.16 Publicity.  All notices to third parties and all other publicity
          ---------
concerning the transactions contemplated herein shall be jointly planned and coordinated by and between Purchaser and Shareholders. None of the parties shall act unilaterally in this regard without the prior written consent of the other; however, such consent shall not be unreasonably withheld.

                            (Signatures on Page 20)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASER:

FECHTOR, DETWILER, MITCHELL & CO.,
a  Delaware corporation


By: /s/ Andrew F. Detwiler             Date:     1/24/01
    --------------------------               -----------------
Andrew F. Detwiler, President

THE COMPANY:


K. & S., INC., a
Massachusetts corporation


By: /s/ Kenneth M. King            Date:     1/24/01
   --------------------------            -----------------

SHAREHOLDERS:
------------

    /s/ Kerry M. King              Date:     1/24/01
-----------------------------            -----------------
Kenneth M. King

    /s/ Kerry King                 Date:     1/24/01
-----------------------------            -----------------
Kerry King

                               INDEX OF EXHIBITS
                               -----------------

EXHIBITS
--------

A    -   Form of Employment Agreement with Kenneth M. King

B    -   Form of Promissory Note

C    -   Form of FEDM Option

D        Form of Lease Agreement

                              INDEX OF SCHEDULES
                              ------------------
SCHEDULES
---------

2.1.1B -       Assets

               Exhibit 1    -    Furniture, Fixtures and Equipment
               Exhibit 2    -    Prepaid Expenses
               Exhibit 3    -    Records

2.1.1C -       Liens

2.1.5  -       Obligations

2.1.6A -       Articles of Incorporation

2.1.6B -       Bylaws

2.1.6C -       BSE, NASD and SEC Reports

2.1.7  -       Required Approvals and Consents

2.1.9A -       Financial Statements and Schedules

2.1.9B -       Obligations not otherwise set forth on Schedule 2.1.9A

2.1.10 -       Exceptions to Financial Condition

2.1.12 -       Insurance Policies

2.1.13 -       Litigation

2.1.14 -       Licenses

2.1.15 -       Patents, Trademarks, Service Marks, Logos and Trade Names

2.1.17 -       State and Federal Tax Returns

2.1.18 -       Environmental Matters

2.1.19 -       Employees